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February 11, 2000


Smith Barney World Funds, Inc.,
388 Greenwich Street,
New York, New York 10013.

Dear Sirs:

In connection with the registration under the Securities Act of 1933 (the "Act") of shares (the "Shares") of Common Stock, par value $.001 per share, of Smith Barney World Funds, Inc., a Maryland corporation (the "Company"), to be issued in connection with the transaction contemplated by the Company's Plan of Reorganization dated as of February 11, 2000 that is being filed today as an Exhibit to the Company's Registration Statement on Form N-14 (File No. 333-92955) under the Act (the "Registration Statement"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the amendment to the Company's Charter reclassifying shares of the Company's International Balanced Fund into shares of the Company's International
Equity Fund (the "Charter Amendment") has been approved by shareholders of the International Balanced Portfolio and accepted for record by the Maryland State Department of Assessments and Taxation and the Shares are issued and sold as contemplated in the Registration Statement and the Charter Amendment, the Shares will be validly issued, fully paid and nonassessable by the Company.

The foregoing opinion is limited to the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Maryland
Law, we have, with your approval, relied upon the opinion dated February 11,
 2000 of Venable, Baetjer and Howard, LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Venable, Baetjer and Howard, LLP.
We believe you and we are justified in relying on such opinion for such matters.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Sullivan & Cromwell